EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO AMENDED AND RESTATED
CREDIT AGREEMENT

This Amendment No. 1 to Amended and Restated Credit Agreement (this "Agreement") dated as of July 18, 2005 is made by and among COVENANT ASSET MANAGEMENT, INC., a Nevada corporation (the "Borrower"), COVENANT TRANSPORT, INC., a Nevada corporation and the owner of 100% of the issued and outstanding common stock of the Borrower (the "Parent"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States ("Bank of America"), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the "Agent"), each of the Lenders signatory hereto and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

WITNESSETH:

WHEREAS, the Borrower, the Parent, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of December 16, 2004, (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"; the capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower various revolving credit facilities, including a letter of credit facility and a swing line facility; and

WHEREAS, each of the Parent and the Guarantors has entered into a Facility Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrower under the Credit Agreement and the other Loan Documents, and the Parent, the Borrower and the Guarantors have entered into various of the Security Instruments to secure their respective obligations and liabilities in respect the Loans and the Loan Documents; and

WHEREAS, the Parent and the Borrower have advised the Agent and the Lenders that they desire to amend certain provisions of the Credit Agreement as set forth below, and the Agent and the Lenders signatory hereto are willing so to effect such amendments contained herein on the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended by deleting the definition of "Consolidated EBITDAR" in its entirety and inserting the following in its place:

"Consolidated EBITDAR" means, with respect to the Parent and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) depreciation, (v) amortization, (vi) Consolidated Lease Payments and (vii) for the applicable Four-Quarter Periods, the charge of approximately

$19,600,000 taken by the Parent in the fourth fiscal quarter of 2004 related to increases in estimated casualty and worker's compensation claims, all of the above determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

2.     Conditions Precedent. This Agreement and the amendments to the Credit Agreement provided in Paragraph 1 shall be effective as of June 30, 2005 upon the satisfaction of the following conditions precedent:

(a)    The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

  (i)      ten (10) original counterparts of this Agreement, duly executed by the Parent, the Borrower, the Agent, each Guarantor, and such other Lenders as are necessary to constitute the Required Lenders; and

  (ii)     such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Agent shall reasonably request.

(b)    all fees and expenses payable to the Agent and the Lenders (including the fees and expenses of counsel to the Agent) accrued to date shall have been paid in full to the extent invoiced prior to or on the effective date of this Agreement, but without prejudice to the later payment of accrued fees and expenses not so invoiced.

3.     Consent of the Parent and the Guarantors. Each of the Parent and the Guarantors has joined in the execution of this Agreement for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrower pursuant to the Facility Guaranty to which the Parent or such Guarantor is party and its obligations under each other Loan Documents to which it is a party. The Parent and each Guarantor hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Facility Guaranty and each other Loan Document to which the Parent or such Guarantor is a party and the enforceability of such Facility Guaranty and each such other Loan Document against the Parent and such Guarantor in accordance with its terms.

4.     Representations and Warranties. In order to induce the Agent and the Lenders party hereto to enter into this Agreement, each of the Parent and the Borrower represent and warrant to the Agent and such Lenders as follows:

         (a)    The representations and warranties made by the Parent and the Borrower in Article VIII of the Credit Agreement (after giving effect to this Agreement) and by each Loan Party in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

  (b)     Since the date of the most recent financial reports of the Parent delivered pursuant to Section 9.1 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts,

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events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

        (c)    The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date as a result of any merger, acquisition or other reorganization, and each such Person has executed and delivered a Facility Guaranty;

        (d)    This Agreement has been duly authorized, executed and delivered by the Parent, the Borrower and the Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; and

        (e)    No Default or Event of Default has occurred and is continuing either immediately prior to or immediately after the effectiveness of this Amendment.

5.     Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 13.6 of the Credit Agreement.

6.     Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

7.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

8.     Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of Tennessee.

9.     Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

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10.     References. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement, as amended hereby.

11.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, assigns and legal representatives; provided, however, that neither the Parent, the Borrower nor any Guarantor, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.

12.     Expenses. The Parent and the Borrower agree to pay to the Agent all reasonable out-of-pocket expenses of the Administrative Agent (including the fees and expenses of counsel to the Agent) incurred or arising in connection with the negotiation and preparation of this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

COVENANT ASSET MANAGEMENT, INC., a Nevada corporation

By: /s/ Joey B. Hogan
Name: Joey B. Hogan
Title: EVP/CFO

PARENT:

COVENANT TRANSPORT, INC., a Nevada corporation

By: /s/ Joey B. Hogan
Name: Joey B. Hogan
Title: EVP/CFO

Signature Page

GUARANTORS:

COVENANT TRANSPORT, INC., a Tennessee corporation

By: /s/ Joey B. Hogan
Name: Joey B. Hogan
Title: EVP/CFO

HAROLD IVES TRUCKING CO., an Arkansas corporation

By: /s/ Joey B. Hogan
Name: Joey B. Hogan
Title: EVP/CFO

SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation

By: /s/ Joey B. Hogan
Name: Joey B. Hogan
Title: EVP/CFO

COVENANT.COM, INC., a Nevada corporation

By: /s/ Joey B. Hogan
Name: Joey B. Hogan
Title: EVP/CFO

CIP, INC., a Nevada corporation

By: /s/ Joey B. Hogan
Name: Joey B. Hogan
Title: EVP/CFO

Signature Page

AGENT:

BANK OF AMERICA, N.A., as Agent

By: /s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President

Signature Page

LENDERS:

BANK OF AMERICA, N.A.

By: /s/ Andrew Bunton
Name: Andrew Bunton
Title: Bank of America

Signature Page

NATIONAL CITY BANK OF KENTUCKY

By: /s/ Kevin L. Anderson
Name: Kevin L. Anderson
Title: Senior Vice President

Signature Page

AMSOUTH BANK

By: /s/ W. Walter Robinson
Name: W. Walter Robinson III
Title: VP

Signature Page

SUNTRUST BANK

By: /s/ William H. Crawford
Name: William H. Crawford
Title: Director

Signature Page

BRANCH BANKING AND TRUST COMPANY

By: /s/ L. Allen Rathbone, SVP
Name: L. Allen Rathbone
Title: Senior Vice President

Signature Page

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By: /s/ Robert T. Lusk
Name: Robert T. Lusk
Title: Vice President

Signature Page

BNP PARIBAS

By: /s/ Jeff Tebeaux
Name: Jeff Tebeaux
Title: Vice President

By: /s/ Henry F. Setina
Name: Henry F. Setina
Title: Director

Signature Page

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